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                                                                   EXHIBIT 10.11


                         AGREEMENT AND RELEASE OF CLAIMS


1. I, John Harland, ("Employee"), understand that my employment with Alliance Fiber Optic Products, Inc. (the "Company") ended effective August 24, 2001.

2. I understand and agree that I will receive the following separation package from the Company in return for entering into this Agreement and Release of Claims:

        (a) The Company will pay my salary and medical benefits until the end of September, 2001.

        (b) I will be vested in an additional forty eight thousand five hundred shares (48,500 shares) of the Company's Common Stock I acquired upon exercise of the option under the Option Agreement, and I will be entitled to retain eighty two thousand five hundred shares (82,500 shares) of the Company's Common Stock I acquired under the Option Agreement. The Company will exercise its right of repurchase with respect to the balance of the shares (199,000 shares).

        (c) I will deliver a check in the amount of $131,000.00 as payment for the shares in which I am vested, or in which I become vested pursuant to this Agreement and Release of Claims, plus interest accrued pursuant to the terms of the Promissory Note. The Company will cancel the Promissory Note thereby declaring it null and void, when the correct amount is received.

        I acknowledge that this separation package is given in exchange for my signing this Agreement and Release of Claims, and that I am not otherwise entitled to receive this separation package from the Company. I understand this separation package is given in order to avoid costly, time-consuming proceedings and is not an admission of any wrongdoing by the Company.

3. I agree that the above listed separation package is in full satisfaction of any claims, liabilities, demands or causes of action, known or unknown, that I ever had, now have or may claim to have had against the Company or any parents, subsidiaries, directors, officers, employees, stockholders or agents of the Company as of the date of this Agreement and Release of Claims (excepting claims for vested benefits based on my employment, workers' compensation insurance, or unemployment insurance benefits). Any such claims, whether for discrimination, including claims under the Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, wrongful termination, breach of contract, breach of public policy, physical or mental harm or distress or any other claims are hereby released and I agree and promise that I will not file any lawsuit asserting any such claims.

4. When I joined AFOP, I signed the Employee's Proprietary Information and Inventions Agreement regarding confidential information and intellectual property in which I agreed to protect Company confidential information both during and after my employment. That agreement is incorporated by reference here. As a condition of accepting the separation package set forth in Section 3 above, I reaffirm my obligation to keep secret all confidential information that belongs to the Company.


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5.      I agree to return all property that belongs to the Company.

6. I agree not to make any communications or engage in any conduct that is or can reasonably be construed to be disparaging of the Company, its officers, directors, founders, employees, agents, stockholders, products or services. Likewise, the Company agrees not to do the same to the Employee.

7. I hereby expressly waive the provisions of California Civil Code section 1542, regarding the waiver of unknown claims. California Civil Code section 1542 provides as follows:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

8. As a condition of accepting the separation package set forth in Section 3, I agree to keep confidential the terms of this Agreement and Release of Claims and any negotiations or discussions leading thereto. I understand that I am permitted to disclose these terms to my accountant, attorney or spouse, if any, or if required by law.

9. If any term of this Agreement and Release of Claims is held to be invalid, void or unenforceable, the remainder of this Agreement and Release of Claims shall remain in full force and effect and shall in no way be affected, and the parties shall use their best efforts to find an alternative way to achieve the same result.

10. The provisions of this Agreement and Release of Claims set forth the entire agreement between me and the Company concerning my separation package and the separation of my employment, provided however, that this Agreement and Release of Claims does not supersede my obligations to maintain the confidentiality of Company information, whether arising from the Employee's Proprietary Information and Inventions Agreement referred to above in Section 5, or from operation of law. Any other promises, written or oral, are replaced by the provisions of this Agreement and Release of Claims, and are no longer effective unless they are contained in this document. This Agreement and Release of Claims can only be changed in writing, signed by me and the Chief Executive Officer of the Company.

11. I agree that any future disputes between me and the Company (the "parties") including but not limited to disputes arising out of or related to this Agreement and Release of Claims, shall be resolved by binding arbitration, except where the law specifically forbids the use of arbitration as a final and binding remedy, in Santa Clara County, California in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The Arbitrator shall apply California law, without references to rules of conflicts law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having competent jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this Section.


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12.     I have been advised and understand that I have three (3) days to decide whether or not to sign this Agreement. This period is designed to allow me to consult with a financial advisor, accountant, attorney or anyone else whose advice I choose to seek. The Company advises me to consult with an attorney.

13. I have been advised and understand that after signing this document I have seven (7) days to revoke my agreement to the terms of this document. Any revocation should be in writing and should be delivered to Peter C. Chang AT the Company's headquarters at 735 North Pastoria Avenue, Sunnyvale, California 94085, by 5:00 p.m. at the end of the seventh day after signing this document or should be mailed to Peter C. Chang at that same address by certified mail, postmarked no later than seven (7) days after signing this Agreement. This Agreement will not become effective until the seven (7) day revocation period has passed.

14. By signing below, I acknowledge that I am entering into this Agreement and Release of Claims knowingly and voluntarily. In addition, I hereby acknowledge by my signature that I have carefully read and fully understand all the provisions of this Agreement and Release of Claims.

 ................................................................................

        By my signature, I agree to the terms set forth above, and I agree to this Agreement and Release of Claims.

Date:  8/23, 2001


                                                  /s/ JOHN M. HARLAND
                                        ----------------------------------------
                                                      John M. Harland
Date:  8/23, 2001


                                                    /s/ PETER CHANG
                                        ----------------------------------------
                                          Alliance Fiber Optics Products, Inc.

                                        By:   Peter Chang
                                            ------------------------------------

                                        Its:
                                             -----------------------------------




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